Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888
METLIFE ANNOUNCES THIRD QUARTER 2011 RESULTS
— Operating Earnings of $1.2 Billion, or $1.11 Per Share, up 23% from 3Q 2010 —
— Net Income of $3.6 Billion, or $3.33 Per Share, Reflects High Net Derivative Gains;
Compares to Net Income of $286 Million in 3Q 2010 —
— Record Premiums, Fees & Other Revenues of $12.0 Billion —
— Book Value Per Share Increases 13% Over 3Q 2010 —
NEW YORK, October 27, 2011 — MetLife, Inc. (NYSE: MET) today reported third quarter 2011 net income of $3.6 billion, or $3.33 per share, and operating earnings1 of $1.2 billion, or $1.11 per share.
“During the third quarter, MetLife generated strong results, despite continued challenging economic conditions,” said Steven A. Kandarian, president and chief executive officer of MetLife, Inc. “We increased operating earnings 23%, generated a record $12.0 billion in premiums, fees and other revenues and had strong top line growth in both our U.S. and International Businesses compared with the third quarter of 2010. We also demonstrated that, despite several unusual items during the third quarter, the core fundamentals of our diverse, global businesses are strong, and we remain committed to delivering further value for our customers and our shareholders.”

[1]	Information regarding the non-GAAP financial measures included in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Third Quarter 2011 Quarterly Financial Supplement.

THIRD QUARTER 2011 SUMMARY
•	Operating earnings of $1.2 billion, or $1.11 per share, reflecting:
o	a $117 million ($0.11 per share), after tax, charge to increase reserves in connection with the company’s use of the U.S. Social Security Administration’s Death Master File and similar databases to identify potential life insurance claims that have not yet been presented to the company; the charge mostly impacted the Insurance Products segment

o	severe storm-related catastrophe losses in the Auto & Home business that were $50 million ($0.05 per share), after tax, higher than the company’s quarterly plan provision of $38 million

o	strong variable investment income, which was above the plan range by $37 million, or $0.03 per share, after tax and the impact of deferred acquisition costs (“DAC”)

o	a net charge of $40 million ($0.04 per share), after tax, related to the liquidation plan for Executive Life Insurance Company of New York (“ELNY”) filed by the New York State Department of Financial Services; the charge was recorded in Corporate & Other
•	U.S. annuity sales of $9.2 billion, up 79% over the third quarter of 2010, driven by strong demand for variable annuities

•	Total International sales more than doubled on a reported basis over the third quarter of 2010 and were up 25% compared with combined MetLife and Alico third quarter 2010 results

•	Premiums, fees & other revenues of $12.0 billion, up 41% over the third quarter of 2010, largely due to the acquisition of Alico as well as growth in U.S. Business

	For the three months ended September 30,
($ in millions, except per share data)	2011	2010	Change
Premiums, fees & other revenues	$11,965	$8,506	41%
Total operating revenues	$17,017	$12,820	33%

Net income	$3,552	$286	—
Net income per share	$3.33	$0.32	—

Operating earnings	$1,179	$958	23%
Operating earnings per share	$1.11	$1.08	3%

Book value per share	$55.13	$48.93	13%
Book value per share excluding AOCI	$48.69	$44.48	9%
BUSINESS SEGMENT DISCUSSIONS
All comparisons of third quarter 2011 results in the segment discussions that follow are with the third quarter of 2010, unless otherwise noted. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the Third Quarter 2011 Quarterly Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

U.S. BUSINESS
•	U.S. Business operating earnings of $655 million, down 23% primarily due to the previously mentioned reserve increase and higher catastrophe losses

•	Variable annuity sales of $8.6 billion, up 84%

•	Continued improvement in non-medical health underwriting results, particularly in the dental business

•	Premiums, fees & other revenues of $7.7 billion, up 9% primarily due to growth in Corporate Benefit Funding and Retirement Products
Insurance Products
Operating earnings for Insurance Products — which includes group life, individual life and non-medical health insurance — were $265 million, down 23% largely due to the previously mentioned reserve adjustment, which impacted group and individual life results. Partially offsetting this was a 31% increase in non-medical health earnings, which benefitted from improved investment income and underwriting results. Premiums, fees & other revenues for Insurance Products were $4.9 billion, relatively unchanged.
Retirement Products
Operating earnings for Retirement Products — which includes the company’s U.S. annuity products — were $104 million, down 56%. The decrease was largely due to the initial negative impact of declining equity markets, which reduced earnings by $90 million, after tax, as well as lower net investment income. Total annuity sales increased 79% to $9.2 billion due to strong growth in variable annuities across all distribution channels. In addition, total annuity net flows were $5.8 billion, higher than the second quarter of 2011 and the third quarter of 2010. Premiums, fees & other revenues for Retirement Products were $1.1 billion, up 39% due to increased sales of immediate annuities and higher fee income.
Corporate Benefit Funding
Operating earnings for Corporate Benefit Funding — which includes the U.S. and U.K. pension closeout businesses, structured settlements and other benefit funding products — were $264 million, up 45% primarily due to higher net investment income. Premiums, fees & other revenues for Corporate Benefit Funding were $854 million, up 65% due to higher pension closeout sales (which often fluctuate significantly from quarter to quarter) and higher structured settlement sales.
Auto & Home
Operating earnings for Auto & Home were $22 million, down 73% as storm activity, including Hurricane Irene, contributed to catastrophe losses of $88 million, after tax. Partially offsetting this was favorable non-catastrophe claim development related to prior accident years of $19 million ($0.02 per share), after tax, compared with $3 million, after tax, in the third quarter of 2010. Excluding catastrophes, Auto & Home’s combined ratio was strong at 88.0%, compared with 88.2%. Net written premiums for Auto & Home were $807 million, up 3%.

INTERNATIONAL BUSINESS
•	International operating earnings of $578 million, up from $189 million largely due to the acquisition of Alico* and reflecting particularly strong performance in the Latin America and Asia Pacific regions

•	Total International sales up 25% compared with combined MetLife and Alico third quarter 2010 results

•	Premiums, fees & other revenues of $4.0 billion, reflecting growth across all the regions as well as the positive impact of foreign currency exchange rates
Japan
Operating earnings in Japan were $315 million, up 29% over the second quarter of 2011 due to higher net investment income, reduced claims associated with the March earthquake, lower operating expenses and improved persistency. Sales grew 22% over the second quarter of 2011 and 28% over the third quarter of 2010. Premiums, fees & other revenues in Japan were $1.8 billion.
Other International Regions
Operating earnings in the Other International Regions were $263 million, up 39%, while premiums, fees & other revenues grew to $2.2 billion. The increases were largely due to the Alico acquisition. In addition, in Latin America, growth in premiums, fees & other revenues was driven by higher immediate annuity sales in Chile, as well as premium increases in Mexico and Argentina. In Asia Pacific, increases in institutional business in Australia and in accident & health insurance in Korea drove the growth in premiums, fees & other revenues.

*	MetLife acquired Alico on November 1, 2010. Accordingly, Alico’s financial results prior to that date are not reflected in MetLife’s historical financial statements.
BANKING, CORPORATE & OTHER
Operating earnings for MetLife Bank were $51 million, down from $101 million, reflecting higher expenses. Operating revenues rose 4% to $425 million. At September 30, 2011, total assets were $17.7 billion (including deposits of $10.7 billion), up 6% from September 30, 2010. On October 12, MetLife announced that, in addition to its previously announced decision to explore a sale of MetLife Bank’s depository business, the company is also exploring a sale of the Bank’s forward mortgage origination business.
Corporate & Other had an operating loss of $105 million, compared with an operating loss of $178 million. Results in the third quarter of 2011 benefited from higher net investment income, partially offset by the previously mentioned charge related to ELNY.

INVESTMENTS
•	Investment portfolio of $493.2 billion, up from $383.2 billion at September 30, 2010 largely due to the acquisition of Alico

•	Strong net investment income of $5.1 billion

•	Investment portfolio net gain of $14 million, after tax (including impairments of $167 million, after tax), compared with an investment portfolio net loss of $72 million, after tax
Net investment income was $5.1 billion, up 17% from the third quarter of 2010 and relatively unchanged from the second quarter of 2011. During the third quarter of 2011, variable investment income was $400 million ($258 million, after tax and the impact of DAC), driven by strong performance from private equity funds and securities lending.
For the quarter, MetLife reported a $14 million, after tax, investment portfolio net gain. Separately, the impact of MetLife’s credit spreads contributed $1.3 billion, after tax, to total derivative net gains of $2.7 billion, after tax. Lower interest rates also contributed to the total derivative net gains for the quarter. In the third quarter of 2010, MetLife reported $190 million, after tax, in derivative net losses. MetLife uses derivatives in connection with its broader portfolio management strategy to hedge a number of risks, including changes in interest rates and fluctuations in foreign currencies. Movement in interest rates, foreign currencies and MetLife’s credit spreads — which impact the valuation of certain insurance liabilities — can generate derivative gains or losses. Derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.
Conference Call
MetLife will hold its third quarter 2011 earnings conference call on Friday, October 28, 2011, at 8:00 a.m. (ET). Following the discussion of the company’s third quarter 2011 results, MetLife will host a separate discussion at 9:05 a.m. (ET) to address market concerns about a potential long-term low interest rate environment in the U.S. Presentation materials for the interest rate discussion will be available at www.metlife.com (through a link on the Investor Relations page).
The entire conference call will be available live via telephone. To listen, dial (612) 326-1011 (domestic and international callers). Please note that there will be no audio Webcast of the earnings discussion or the interest rate discussion, and participants must dial the above-mentioned number to listen to the call. To view the interest rate presentation materials, visit https://metlife.webex.com/metlife/onstage/g.php?d=639282138&t=a. The event password for the presentation is mlirq3.
The entire conference call will be available for replay via telephone beginning at 12:00 p.m. (ET) on Friday, October 28, 2011, until Friday, November 4, 2011 at 11:59 p.m. (ET). To listen to a replay of the earnings conference call, dial (320) 365-3844 (domestic and international callers), access code 169216. To listen to a replay of the interest rate-related conference call, dial (320) 365-3844 (domestic and international callers), access code 222037.
Non-GAAP and Other Financial Disclosures
All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share and book value per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per common share, respectively.
Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources and, consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, it is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.
Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.
Operating revenues exclude net investment gains (losses) (“NIGL”) and net derivative gains (losses) (“NDGL”). The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:
•	Universal life and investment-type product policy fees exclude the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”);

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.
The following adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:
•	Policyholder benefits and claims and policyholder dividends exclude: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB Costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”);

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (“VOBA”) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB Fees and GMIB Costs and (iii) Market Value Adjustments;

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses exclude costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) business combinations.
MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results from operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding accumulated other comprehensive income (loss) (“AOCI”) and book value per diluted common share, excluding AOCI should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share and book value per diluted common share, respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Third Quarter 2011 Quarterly Financial Supplement and in the tables that accompany this earnings press release.
Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.
About MetLife
MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 50 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) the delay by Congress in raising the statutory debt limit of the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (4) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (5) impact of comprehensive financial services regulation reform on us; (6) exposure to financial and capital market risk; (7) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) impairments of goodwill and realized losses or market value impairments to illiquid assets; (11) defaults on our mortgage loans; (12) the impairment of other financial institutions that could adversely affect our investments or business; (13) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (14) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (15) uncertainty with respect to any incremental tax benefits resulting from the elections made for ALICO and certain of its subsidiaries under Section 338 of the U.S. Internal Revenue Code of 1986, as amended; (16) the dilutive impact on our stockholders resulting from the issuance of equity securities in connection with the acquisition of ALICO or otherwise; (17) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (18) our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (19) downgrades in our claims paying ability, financial strength or credit ratings; (20) ineffectiveness of risk management policies and procedures; (21) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (22) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (23) catastrophe losses; (24) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (25) unanticipated changes in industry trends; (26) changes in accounting standards, practices and/or policies; (27) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (28) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (29) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (30) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (31) adverse results or other consequences from litigation, arbitration or regulatory investigations; (32) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others, (33) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (34) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (35) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems and management continuity planning which could impair our ability to conduct business effectively; (36) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (37) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
# # #

MetLife, Inc.
Interim Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In millions)
Revenues
Premiums	$9,342	$6,484	$27,190	$19,856
Universal life and investment-type product policy fees	1,998	1,452	5,856	4,339
Net investment income	4,257	4,364	14,669	12,745
Other revenues	720	624	1,878	1,681
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(95)	(143)	(525)	(538)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(189)	24	(5)	181
Other net investment gains (losses)	229	(223)	221	33

Total net investment gains (losses)	(55)	(342)	(309)	(324)
Net derivative gains (losses)	4,196	(244)	4,233	1,278

Total revenues	20,458	12,338	53,517	39,575

Expenses
Policyholder benefits and claims	9,017	7,309	26,367	21,703
Interest credited to policyholder account balances	738	1,264	4,104	3,454
Policyholder dividends	384	391	1,130	1,156
Other expenses	5,013	2,989	13,410	9,330

Total expenses	15,152	11,953	45,011	35,643

Income (loss) from continuing operations before provision for income tax	5,306	385	8,506	3,932
Provision for income tax expense (benefit)	1,734	68	2,681	1,251

Income (loss) from continuing operations, net of income tax	3,572	317	5,825	2,681
Income (loss) from discontinued operations, net of income tax	4	3	(6)	20

Net income (loss)	3,576	320	5,819	2,701
Less: Net income (loss) attributable to noncontrolling interests	(6)	4	(6)	(7)

Net income (loss) attributable to MetLife, Inc.	3,582	316	5,825	2,708
Less: Preferred stock dividends	30	30	91	91
Preferred stock redemption premium	—	—	146	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$3,552	$286	$5,588	$2,617

Reconciliation to Operating Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$3,552	$286	$5,588	$2,617

Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(55)	(342)	(309)	(324)
Less: Net derivative gains (losses)	4,196	(244)	4,233	1,278
Less: Other adjustments to continuing operations	(478)	(437)	(1,064)	(1,017)
Less: Provision for income tax (expense) benefit	(1,300)	352	(1,052)	(83)
Less: Income (loss) from discontinued operations, net of income tax	4	3	(6)	20
Add: Net income (loss) attributable to noncontrolling interests	(6)	4	(6)	(7)
Add: Preferred stock redemption premium	—	—	146	—

Operating earnings available to common shareholders	$1,179	$958	$3,926	$2,736

Reconciliation of GAAP revenues to operating revenues and GAAP expenses to operating expenses

Total revenues	$20,458	$12,338	$53,517	$39,575
Less: Net investment gains (losses)	(55)	(342)	(309)	(324)
Less: Net derivative gains (losses)	4,196	(244)	4,233	1,278
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	16	—	14	6
Less: Other adjustments to revenues	(716)	104	(147)	194

Total operating revenues	$17,017	$12,820	$49,726	$38,421

Total expenses	$15,152	$11,953	$45,011	$35,643
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	471	37	565	263
Less: Other adjustments to expenses	(693)	504	366	954

Total operating expenses	$15,374	$11,412	$44,080	$34,426

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Diluted Earnings Per Common Share Calculation:
Net income (loss) available to MetLife, Inc.’s common shareholders per common share — diluted	$3.33	$0.32	$5.23	$3.09
Less: Net investment gains (losses)	(0.05)	(0.39)	(0.29)	(0.38)
Less: Net derivative gains (losses)	3.94	(0.28)	3.96	1.51
Less: Other adjustments to continuing operations	(0.46)	(0.49)	(0.99)	(1.20)
Less: Provision for income tax (expense) benefit	(1.22)	0.40	(0.98)	(0.10)
Less: Income (loss) from discontinued operations, net of income tax	—	—	(0.01)	0.02
Add: Net income (loss) attributable to noncontrolling interest	(0.01)	—	(0.01)	(0.01)
Add: Preferred stock redemption premium	—	—	0.14	—

Operating earnings available to common shareholders per common share — diluted	$1.11	$1.08	$3.67	$3.23

Weighted average common shares outstanding — diluted	1,066.2	883.1	1,068.7	847.3

	September 30,
	2011	2010
Book Value Per Common Share Calculation :
Book value per common share — (actual common shares outstanding)	$55.13	$48.93
Less: Accumulated other comprehensive income (loss) per common share	6.44	4.45

Book value per common share, excluding accumulated other comprehensive income (loss) — (actual common shares outstanding)	$48.69	$44.48

Common shares outstanding, end of period	1,057.6	906.9

MetLife, Inc.
Reconciliations of Net Income (Loss) Available to Common Shareholders to Operating Earnings Available to Common Shareholders
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In millions)		(In millions)
Total U.S. Business Operations:
Net income (loss) available to MetLife, Inc.’s common shareholders	$2,527	$764	$4,415	$3,084
Less: Net investment gains (losses)	118	125	203	282
Less: Net derivative gains (losses)	2,953	5	3,127	1,208
Less: Other adjustments to continuing operations	(207)	(263)	(429)	(522)
Less: Provision for income tax (expense) benefit	(1,002)	47	(1,016)	(347)
Less: Income (loss) from discontinued operations, net of income tax	13	4	62	14
Add: Net income (loss) attributable to noncontrolling interest	3	—	3	1

Operating earnings available to common shareholders	$655	$846	$2,471	$2,450

Insurance Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$1,258	$401	$2,098	$1,405
Less: Net investment gains (losses)	15	69	55	78
Less: Net derivative gains (losses)	1,597	86	1,689	711
Less: Other adjustments to continuing operations	(97)	(70)	(208)	(187)
Less: Provision for income tax (expense) benefit	(530)	(29)	(538)	(211)
Less: Income (loss) from discontinued operations, net of income tax	8	—	36	2

Operating earnings available to common shareholders	$265	$345	$1,064	$1,012

Retirement Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$667	$185	$1,173	$782
Less: Net investment gains (losses)	21	5	72	96
Less: Net derivative gains (losses)	956	116	1,220	627
Less: Other adjustments to continuing operations	(110)	(203)	(281)	(404)
Less: Provision for income tax (expense) benefit	(303)	28	(354)	(113)
Less: Income (loss) from discontinued operations, net of income tax	—	1	—	1
Add: Net income (loss) attributable to noncontrolling interest	1	—	1	—

Operating earnings available to common shareholders	$104	$238	$517	$575

Corporate Benefit Funding:
Net income (loss) available to MetLife, Inc.’s common shareholders	$587	$102	$1,134	$678
Less: Net investment gains (losses)	86	54	86	111
Less: Net derivative gains (losses)	407	(193)	228	(123)
Less: Other adjustments to continuing operations	—	10	60	69
Less: Provision for income tax (expense) benefit	(173)	46	(131)	(26)
Less: Income (loss) from discontinued operations, net of income tax	5	3	26	11
Add; Net income (loss) attributable to noncontrolling interest	2	—	2	1

Operating earnings available to common shareholders	$264	$182	$867	$637

Auto & Home:
Net income (loss) available to MetLife, Inc.’s common shareholders	$15	$76	$10	$219
Less: Net investment gains (losses)	(4)	(3)	(10)	(3)
Less: Net derivative gains (losses)	(7)	(4)	(10)	(7)
Less: Provision for income tax (expense) benefit	4	2	7	3

Operating earnings available to common shareholders	$22	$81	$23	$226

Total International Operations:
Net income (loss) available to MetLife, Inc.’s common shareholders	$1,070	$(137)	$1,719	$56
Less: Net investment gains (losses)	(261)	(239)	(500)	(268)
Less: Net derivative gains (losses)	1,273	(109)	1,215	157
Less: Other adjustments to continuing operations	(199)	(145)	(413)	(413)
Less: Provision for income tax (expense) benefit	(320)	169	(169)	87
Less: Income (loss) from discontinued operations, net of income tax	(11)	2	(71)	9
Add: Net income (loss) attributable to noncontrolling interest	(10)	4	(5)	(6)

Operating earnings available to common shareholders	$578	$189	$1,652	$478

Japan:
Net income (loss) available to MetLife, Inc.’s common shareholders	$339	$—	$931	$—
Less: Net investment gains (losses)	(21)	—	(115)	—
Less: Net derivative gains (losses)	101	—	228	—
Less: Other adjustments to continuing operations	(42)	—	15	—
Less: Provision for income tax (expense) benefit	(12)	—	(44)	—
Add: Net income (loss) attributable to noncontrolling interest	2	—	3	—

Operating earnings available to common shareholders	$315	$—	$850	$—

Other International Regions:
Net income (loss) available to MetLife, Inc.’s common shareholders	$731	$(137)	$788	$56
Less: Net investment gains (losses)	(240)	(239)	(385)	(268)
Less: Net derivative gains (losses)	1,172	(109)	987	157
Less: Other adjustments to continuing operations	(157)	(145)	(428)	(413)
Less: Provision for income tax (expense) benefit	(308)	169	(125)	87
Less: Income (loss) from discontinued operations, net of income tax	(11)	2	(71)	9
Add: Net income (loss) attributable to noncontrolling interest	(12)	4	(8)	(6)

Operating earnings available to common shareholders	$263	$189	$802	$478

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In millions)		(In millions)
Banking, Corporate & Other:
Net income (loss) available to MetLife, Inc.’s common shareholders	$(45)	$(341)	$(546)	$(523)
Less: Net investment gains (losses)	88	(228)	(12)	(338)
Less: Net derivative gains (losses)	(30)	(140)	(109)	(87)
Less: Other adjustments to continuing operations	(72)	(29)	(222)	(82)
Less: Provision for income tax (expense) benefit	22	136	133	177
Less: Income (loss) from discontinued operations, net of income tax	2	(3)	3	(3)
Add: Net income (loss) attributable to noncontrolling interest	1	—	(4)	(2)
Add: Preferred stock redemption premium	—	—	146	—

Operating earnings available to common shareholders	$(54)	$(77)	$(197)	$(192)